Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Director of Investor Relations, or
Katherine L. Johnston, Manager of Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces Results for the Periods Ended September 30, 2008

Newton, MA  (November 6, 2008):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and nine months ended September 30, 2008, as follows:

Results for the quarter ended September 30, 2008:

Net income was $29.1 million, or $0.25 per share, for the quarter ended September 30, 2008, compared to net income of $20.6 million, or $0.25 per share, for the quarter ended September 30, 2007.  Net income for the quarter ended September 30, 2008, includes a gain of $266,000, or less than $0.01 per share, relating to the sale of three assisted living properties.

Funds from operations (FFO) for the quarter ended September 30, 2008 were $47.0 million, or $0.41 per share. This compares to FFO for the quarter ended September 30, 2007 of $34.1 million, or $0.41 per share.

The weighted average number of common shares outstanding totaled 114.5 million and 83.7 million for the quarters ended September 30, 2008 and 2007, respectively.

Results for the nine months ended September 30, 2008:

Net income for the nine months ended September 30, 2008 was $74.1 million, or $0.73 per share, compared to net income of $58.8 million, or $0.71 per share, for the nine months ended September 30, 2007.  Net income for the nine months ended September 30, 2008 includes an impairment of assets charge of $2.9 million, or $0.03 per share, related to one property that we intend to sell.  Net income for this period also includes a gain of $266,000, or less than $0.01 per share, relating to the sale of three assisted living properties.  Net income for the nine months ended September 30, 2007 includes a loss of $2.0 million, or $0.02 per share, related to the early retirement of $20.0 million of 8 5/8% senior notes due 2012.

FFO for the nine months ended September 30, 2008, was $126.6 million, or $1.24 per share. This compares to FFO for the nine months ended September 30, 2007 of $99.1 million, or $1.20 per share.  FFO for the nine months ended September 30, 2008 includes an impairment of assets charge of $2.9 million, or $0.03 per share, related to one property that we intend to sell. FFO for the nine months ended September 30, 2007 includes a loss of $1.8 million, or $0.02 per share, related to the early retirement of the senior notes due 2012 described above.

The weighted average number of common shares outstanding totaled 102.0 million and 82.7 million for the nine months ended September 30, 2008 and 2007, respectively.

A reconciliation of FFO to net income determined according to U.S. generally accepted accounting principles, or GAAP, is set forth below.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Investing Activities and Subsequent Events:

In May 2008, we entered into a series of agreements to acquire 48 medical office, clinic and biotech laboratory buildings from HRPT Properties Trust for an aggregate purchase price of approximately $565.0 million. As of today, we have acquired 29 of these buildings and expect the closings of the remaining 19 acquisitions to occur during the next two quarters.  In June 2008, we acquired five of these medical office, clinic and biotech laboratory buildings for approximately $83.8 million, excluding closing costs.  In July 2008, we acquired three additional medical office and clinic properties for approximately $39.1 million, excluding closing costs.  In August 2008, we acquired 20 additional clinics for approximately $109.9 million, excluding closing costs.  On October 31, 2008, we acquired one additional medical office building for approximately $29.8 million, excluding closing costs.  We funded these acquisitions using cash on hand, borrowings under our revolving credit facility and by assuming three mortgage loans on two properties totaling $10.8 million with a weighted average interest rate of 7.1% per annum and weighted average maturity in 2018.

On June 30, 2008, we realigned three of our leases with Five Star Quality Care, Inc., or Five Star.  Lease no. 1 now includes 100 properties, including nine properties acquired during the first quarter of 2008. This lease includes independent living communities, assisted living communities and skilled nursing facilities, and expires in 2022. Lease no. 2 now includes 32 properties, including independent living communities, assisted living communities, skilled nursing facilities and two rehabilitation hospitals, and expires in 2026. Lease no. 3 now includes 44 properties, including 10 properties acquired during the first quarter of 2008 and 10 properties acquired during the third quarter of 2008 and one property acquired on November 1, 2008 described below.  This lease includes independent living communities, assisted living communities and skilled nursing facilities and expires in 2024. The total rent payable by Five Star to us for these properties was unchanged as a result of this lease realignment. The increased rent payable for these three leases with Five Star, if and as we purchase improvements to the leased properties, will be the greater of 8.0% per annum or the 10 year Treasury rate plus 300 basis points.

On July 1, 2008, we sold three assisted living properties with 259 living units that were formerly operated by NewSeasons Assisted Living Communities, Inc., or NewSeasons, to Five Star for $21.4 million and Five Star assumed the NewSeasons and Independence Blue Cross, or IBC, lease obligations to us for the remaining seven properties that NewSeasons formerly operated.  The rent payable by Five Star for these seven properties is approximately $7.6 million per annum under lease no. 4 between us and Five Star.

On August 1, 2008, we acquired, from an unaffiliated party, two senior living properties with a total of 112 units for approximately $14.1 million, excluding closing costs.  We leased the properties to Five Star until 2024 under our Five Star lease no. 3 described above and increased rent under that lease by $1.1 million.  Percentage rent, based on increases in gross revenues at these properties, will commence in 2010.  We funded this acquisition using cash on hand.

On August 21, 2008, we acquired four wellness centers for approximately $100 million, excluding closing costs, from an unaffiliated party.  We leased these wellness centers to Life Time Fitness, Inc., for initial rent of $9.1 million, plus rent increases of 10% every five years.  This lease has a term expiring in 2028 with renewal options thereafter.  We funded this acquisition using cash on hand and borrowings under our revolving credit facility.

On September 1, 2008, we acquired, from an unaffiliated party, eight senior living properties with a total of 451 units for approximately $62.1 million, excluding closing costs.  We leased the properties to Five Star until 2024 under our Five Star lease no. 3 described above and increased rent under that lease by $5.0 million.  Percentage rent, based on increases in gross revenues at these properties, will commence in 2010.  We funded this acquisition using cash on hand, borrowings under our revolving credit facility and by assuming 15 mortgages on these eight properties totaling $50.5 million with a weighted average interest rate of 6.54% per annum and weighted average maturity in 2017.

On September 30, 2008, we acquired, from an unaffiliated party, one medical office building for approximately $18.6 million, excluding closing costs.  This building is currently 100% leased to 12 tenants for an average lease term of 6.5 years.  We funded this acquisition using cash on hand and borrowings under our revolving credit facility.

On September 15, 2008, we entered into a purchase and sale agreement to sell one of our properties, classified as held for sale, to an unaffiliated party for approximately $1.3 million.  The sale of this property is subject to customary contingencies. We can provide no assurance that we will sell this property.

On November 1, 2008, we acquired, from an unaffiliated party, a senior living property with a total of 249 units for approximately $29.0 million.  We leased this property to Five Star and added it to our Five Star lease no. 3 described above, which has a term expiring in 2024, and increased the annual rent under this lease by $2.3 million.  Percentage rent, based on increases in gross revenues at this property, will commence in 2010.  We funded this acquisition using cash on hand and borrowings under our revolving credit facility.

Conference Call:

On Thursday, November 6, 2008, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the third quarter ended September 30, 2008.  The conference call telephone number is 888-218-8176. Participants calling from outside the United States and Canada should dial 913-312-6681. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 4:00 p.m. Eastern Time, Thursday, November 13, 2008. To hear the replay, dial 719-457-0820. The replay pass code is 1834954.

A live audio web cast of the conference call will also be available in listen only mode on the SNH web site. Participants wanting to access the webcast should visit the web site about five minutes before the call. The archived webcast will be available for replay on the SNH web site for about one week after the call.

Supplemental Data:

A copy of SNH’s Third Quarter 2008 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.

Senior Housing Properties Trust is a real estate investment trust, or REIT, that owns 263 properties located in 34 states.  SNH is headquartered in Newton, Massachusetts.

Senior Housing Properties Trust

Financial Information

(in thousands, except per share data)

Income Statement:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Rental income	$58,897	$44,653	$160,560	$133,361
Interest and other income	776	571	2,056	1,577
Total revenues	59,673	45,224	162,616	134,938
Expenses:
Property operating expenses	1,024	—	1,124	—
Interest	9,606	9,223	28,934	28,276
Depreciation	15,859	11,821	43,235	35,120
General and administrative	4,303	3,567	12,506	10,732
Impairment of assets (1)	—	—	2,940	—
Loss on early extinguishment of debt(2)	—	—	—	2,026
Total expenses	30,792	24,611	88,739	76,154

Income before gain on sale of properties	28,881	20,613	73,877	58,784
Gain on sale of properties	266	—	266	—
Net income	$29,147	$20,613	$74,143	$58,784

Weighted average shares outstanding	114,492	83,659	102,004	82,718
Per share data:
Income before gain on sale of properties	$0.25	$0.25	$0.72	$0.71
Net income	$0.25	$0.25	$0.73	$0.71

Balance Sheet:

	At September 30, 2008	At December 31, 2007
Assets
Real estate properties	$2,645,268	$1,940,347
Less accumulated depreciation	364,366	323,891
	2,280,902	1,616,456
Cash and cash equivalents	7,191	43,521
Restricted cash	4,443	3,642
Deferred financing fees, net	5,098	5,974
Acquired real estate leases, net	23,691	2,387
Other assets	27,717	29,914
Total assets	$2,349,042	$1,701,894

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$93,000	$—
Senior unsecured notes, net of discount	321,981	321,873
Secured debt and capital leases	152,112	104,979
Total debt	567,093	426,852
Acquired real estate lease obligations, net	7,075	4,216
Other liabilities	32,254	21,416
Total liabilities	606,422	452,484
Shareholders’ equity	1,742,620	1,249,410
Total liabilities and shareholders’ equity	$2,349,042	$1,701,894

(1)         During the nine months ended September 30, 2008, we recognized an impairment of assets charge of $2.9 million related to one property that we intend to sell.

(2)         In January 2007, we purchased and retired $20.0 million of our 8 5/8% senior notes due 2012, and we paid a premium of $1.8 million and wrote off $276,000 of deferred financing fees and unamortized discount related to these senior notes.

Senior Housing Properties Trust

Funds from Operations

(in thousands, except per share data)

Calculation of Funds from Operations (FFO) (1):

		Quarter Ended September 30,		Nine Months Ended September 30,
		2008	2007	2008	2007
Income before gain on sale of properties		$28,881	$20,613	$73,877	$58,784
Add:	Depreciation expense	15,859	11,821	43,235	35,120
	Impairment of assets (2)	—	—	2,940	—
	Loss on early extinguishment of debt	—	—	—	2,026
	Deferred percentage rent (3)	2,300	1,700	6,550	4,961
Less:	Loss on early extinguishment of debt settled in cash (4)	—	—	—	(1,750)
FFO		$47,040	$34,134	$126,602	$99,141

Weighted average shares outstanding		114,492	83,659	102,004	82,718

FFO per share		$0.41	$0.41	$1.24	$1.20
Distributions declared		$0.35	$0.35	$1.05	$1.03

(1)         We compute FFO as shown in the calculation above. This calculation begins with income before gain on sale of properties or, if that amount is the same as net income, with net income, which we believe is the closest U.S. generally accepted accounting principles, or GAAP, measure of our performance.  Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in Note (3) below, and we exclude loss on early extinguishment of debt not settled in cash from FFO.  We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate a comparison of our current operating performance with our past operating performance and of operating performances among REITs.  FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our board of trustees in determining the amount of our distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)         During the nine months ended September 30, 2008, we recognized an impairment of assets charge of $2.9 million related to one property that we intend to sell.

(3)         Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods.  The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.

(4)         FFO for the nine months ended September 30, 2007 includes a $1.8 million loss for the cash premium paid relating to our early retirement of $20.0 million of our 8 5/8% senior notes due 2012.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE AGREED TO PURCHASE MEDICAL OFFICE, CLINIC AND BIOTECH LABORATORY BUILDINGS.  OUR OBLIGATIONS TO COMPLETE THE CURRENTLY PENDING PURCHASES IS SUBJECT TO VARIOUS CONDITIONS TYPICAL OF LARGE COMMERCIAL REAL ESTATE PURCHASES, INCLUDING, WITH RESPECT TO CERTAIN PROPERTIES, OBTAINING THIRD PARTY CONSENTS.  ALSO, WE HAVE FINANCING CONTINGENCIES RELATING TO CERTAIN PROPERTIES.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, SOME OF THE PROPERTIES MAY NOT BE PURCHASED, THE PURCHASE PRICES PAYABLE BY US MAY BE CHANGED OR SOME OF THESE PURCHASES MAY BE ACCELERATED OR DELAYED.

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO A PURCHASE AND SALE AGREEMENT FOR ONE PROPERTTY THAT IS CLASSIFIED AS HELD FOR SALE ON OUR CONSOLIDATED BALANCE SHEET.  WE MAY NOT PROCEED WITH THIS SALE DUE TO MARKET CONDITIONS, FAILURE TO SATISFY CONTINGENCIES OR OTHER REASONS.  AS A RESULT, THIS PROPOSED SALE MAY NOT OCCUR.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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